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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  May 22, 1998



                        MATTHEWS INTERNATIONAL CORPORATION
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              (Exact name of registrant as specified in its charter)


          Pennsylvania             0-9115 and 0-24494         25-0644320
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  (State or other jurisdiction        (Commission           (IRS Employer
       of incorporation)             File Numbers)        Identification No.)


       Two NorthShore Center, Pittsburgh, Pennsylvania           15212
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          (Address of principal executive offices)             (Zip Code)


  Registrant's telephone number, including area code:       (412) 442-8200
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  ITEM 5.  OTHER EVENTS.

  On May 22, 1998, Matthews International Corporation ("Matthews") acquired fifty percent of O.N.E. Color Communications, Inc. ("O.N.E."), a digital graphics service company. The other fifty percent of O.N.E. will continue to be owned by its current shareholders. The combination of Matthews and O.N.E. is an integral part of the Matthews strategy to become a worldwide leader in advanced applications of digital graphics.

  O.N.E., with annual sales of approximately $10 million, is headquartered in Oakland, California and was formed 83 years ago. O.N.E. provides digital graphic services to advertising agencies and packaging markets.







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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             MATTHEWS INTERNATIONAL CORPORATION
                                                        (Registrant)


                                         By          Edward J. Boyle
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                                             Edward J. Boyle
                                             Vice President, Accounting &
                                              Finance, Treasurer and Secretary




  Date:  May 27, 1998